SCHEDULE K

ATTESTATION FOR USE OF ELECTRONIC SIGNATURES ON FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION *

Pursuant to Rule 302(b)(2) of Regulation S-T, by signing below, I hereby attest that, when electronically signing a signature page or other document authenticating, acknowledging, or otherwise adopting my signature that appears in typed form within an electronic filing for purposes of Rule 302(b)(1) of Regulation S-T, I agree that the use of such electronic signature constitutes the legal equivalent of my manual signature for purposes of authenticating the signature to any filing for which it is provided.

This attestation will be retained for as long as I may use an electronic signature to sign an authentication document pursuant to Rule 302(b)(1) of Regulation S-T and for a period of seven years after the date of the most recent electronically signed authentication document.

A copy of this attestation may be furnished upon request to the U.S. Securities and Exchange Commission or its Staff.

IN WITNESS WHEREOF, I have hereunto manually signed my name as of 22 day of August, 2024.

By: [signature]

Name: Sean Menke

Title: Director

This attestation must be signed in WET INK and returned to the Company to keep in their records.

SCHEDULE L

SECTION 16 - POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes and appoints Eileen McCarthy and Dora Habachy to be his true and lawful attorney-in-fact and agent to execute and file for and on behalf of the undersigned (i) any reports on Forms 3, 4, 5 and, if applicable, 144 (including any amendments thereto and any successors to such Forms) with respect to ownership of securities of JetBlue Airways Corporation (the "Company") that the undersigned may be required to file with the Securities and Exchange Commission in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and/or Rule 144 under the Securities Act of 1933, and (ii) as necessary, any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to file such reports electronically.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and/or Rule 144 under the Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and, if applicable, 144 with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney also serves to revoke and replace as of the date hereof, any prior Power of Attorney executed by the undersigned with respect to the ownership of securities of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22 day of August, 2024.

/s/ [signature]
Name: Sean Menke